UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2008

____________________

Ness Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50954	98-0346908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv		61580 Israel
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 972 (3) 766-6800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 31, 2008, Ness Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing its entry into a definitive agreement to acquire all of the outstanding shares of Logos a.s., a privately-held Czech-based leading IT services and consulting company (“Logos”). The purchase price for these shares is 1,030,700,000 Czech Crowns (approximately US $68 million). At closing, the Company shall pay 502,800,000 Czech Crowns (approximately US $33 million, and) up to 527,900,000 Czech Crowns (approximately US $35 million) over the next three years, subject to the satisfaction of certain revenue performance conditions for 2008, 2009 and 2010 agreed upon by the Company and Logos. The acquisition, which is subject to customary closing conditions, including the approval by the Czech Office for the Protection of Competition, is expected to close in the fourth quarter of 2008. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: July 31, 2008	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 31, 2008.